EXHIBIT 99.1

PRESS RELEASE

THE CHEESECAKE FACTORY OPENS IN HENDERSON, NEVADA

FOR IMMEDIATE RELEASE	CONTACT: JANE VALLAIRE
(818) 871-3000

          Calabasas Hills, CA August 2, 2005 – The Cheesecake Factory Incorporated (Nasdaq: CAKE) announces the opening of its 95th Cheesecake Factory restaurant on August 1, 2005 at The District at Green Valley Ranch in Henderson, Nevada.  The restaurant contains approximately 10,165 square feet and 285 seats.

          The Cheesecake Factory Incorporated operates 95 upscale, casual dining restaurants under The Cheesecake Factory® name that offer an extensive menu of more than 200 items with an average check of approximately $16.60.  The Company also operates a bakery production facility that produces over 50 varieties of quality cheesecakes and other baked products for the Company’s restaurants and for other leading foodservice operators, retailers and distributors.  Additionally, the Company operates five upscale casual dining restaurants under the Grand Lux Cafe® name; one self-service, limited menu “express” foodservice operation under The Cheesecake Factory Express® mark inside the DisneyQuest® family entertainment center in Orlando, Florida; and licenses two bakery cafe outlets to another foodservice operator under The Cheesecake Factory Bakery Cafe® name.

The Cheesecake Factory Incorporated 26950 Agoura Road, Calabasas Hills, CA 91301 • Telephone (818) 871-3000 • Fax (818) 871-3100